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                                                                    EXHIBIT 10.1


                          INFOSOFT INTERNATIONAL, INC.
                            1993 Stock Purchase Plan

                  The purpose of this Plan is to provide eligible employees of InfoSoft International, Inc. (the "Company") with opportunities to purchase shares of the Company's common stock, $0.01 par value (the "Common Stock"). One hundred thousand (100,000) shares of Common Stock in the aggregate have been approved for this purpose.

                  1. Administration. The Plan shall be administered by the Company's Board of Directors or by a Committee appointed by the Board of Directors (the "Committee"). The Board of Directors or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive.

                  2. Eligibility. All employees of the Company, including Directors who are employees, are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:


         (a) they are regularly employed by the Company or a subsidiary of the Company designated by the Committee (a "Designated Subsidiary") more than 20 hours a week for at least five months per calendar year; and


         (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

                  Participation in the Plan will be neither permitted nor denied contrary to the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). No employee may purchase shares pursuant to the Plan if such employee, immediately after such purchase, owns 5% or more of the total combined voting power or value of the stock of the Company.

                  3. Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase Common Stock under this Plan. The initial Offering will begin on the effective date of the Company's initial public offering and end on the following June 30 (the "Initial Offering"). All subsequent Offerings shall begin on each January 1 or July 1, or the first business day thereafter. The first day of each Offering shall be known as the "Offering Date". Except for the Initial Offering, each Offering Date will begin a six-month period (a "Plan Period").


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                  4. Participation. An employee eligible on the Offering Date of any Offering may participate in such Offering by completing and forwarding an enrollment form to the employee's appropriate payroll location. The form will
(a) state the amount to be deducted from his Compensation per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10 hereof. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same dollar amount for future Offerings under the Plan as long as the Plan remains in effect.

                  5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of $6.00 for each weekly pay period or $25.00 for each monthly pay period up to a maximum of 15% of such employee's Compensation for each such pay period. The Company shall maintain book accounts showing the amount of payroll deductions made by each eligible employee for each Plan Period.

                  6. Deduction Changes. An employee may not increase or decrease his or her payroll deduction during any Plan Period, but may increase or decrease his or her payroll deduction with respect to the next Plan Period by filing a new payroll deduction authorization form in advance of the next Offering Date.

                  7. Interest. No interest will be paid on employee accounts; however, the Board of Directors or its Committee may, in its sole discretion, elect to credit employee accounts with interest at such per annum rate as the Board of Directors or the Committee may from time to time determine.

                  8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period, and for any reason, permanently withdraw the entire balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board of Directors or the Committee.

                  9. Purchase of Shares. On each Offering Date of a Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares equal in value to 15% of such employee's projected Compensation for the Plan Period divided by, with respect to the Initial Offering, 85% of the offering price to the public of the Common Stock on the date of the initial public offering of the Common Stock, or, with respect to each Offering other than the Initial Offering, 85% of the last reported sale price of the Common Stock on the Nasdaq National Market (the "National Market") on the Offering Date.


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                  With respect to the Initial Offering, the purchase price for each share purchased under the Plan will be 85% of the offering price to the public of the Common Stock on the date of the initial public offering of the Common Stock, or 85% of the last reported sale price of the Common Stock on the National Market on the Exercise Date, whichever price shall be less, rounded up to avoid fractions other than 1/4, 1/2 and 3/4. With respect to each Offering other than the Initial Offering, the purchase price for each share purchased under the Plan will be 85% of the last reported sale price of the Common Stock on the National Market on the Offering Date or the Exercise Date, whichever last reported sale price shall be less, rounded up to avoid fractions other than 1/4, 1/2 and 3/4. The purchase price determined by reference to either of the two preceding sentences shall be referred to herein as the "Option Price".

                  No employee may be granted an Option permitting rights to purchase Common Stock under this Plan and rights under any other stock purchase plan of the Company to accrue at a rate which in the aggregate exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Date of the Plan Period) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

                  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised such employee's Option at the Option Price on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for purposes of the Plan as such employee's accumulated payroll deductions on such date will pay for pursuant to the formula set forth above. Any balance remaining in an employee's account at the end of a Plan Period will be refunded to the employee promptly.

                  10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

                  11. Definitions. The phrase "last reported sale price" means the last reported sale price of the Common Stock on the Exchange on a given day or, if no sales of Common Stock were made on that day, the last reported sale price of the Common Stock on the next preceding day on which sales were made.

                  The term "Compensation" means the amount of base pay reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation expenses or travel expenses, income or gains on the exercise of Company stock options, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

                  12. Rights on Retirement Death, or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business


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day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to the employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, to the employ1ee's designated beneficiary. If, prior to the last business day of the Plan Period, the Subsidiary by which an employee is employed shall cease to be a Designated Subsidiary of the Company, or if the employee is transferred to a Subsidiary of the Company that is not a Designated Subsidiary, it shall be deemed that the employee has terminated employment for the purposes of this Plan.

                  13. Optionees not Stockholders. Neither the granting of an Option to an employee nor the deductions from an employee's pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to such employee.

                  14. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

                  15. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

                  16. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors or the Committee to give proper effect to such event.

                  17. Amendment of the Plan. The Board of Directors may at any time and from time to time, amend this Plan in any respect, except that without approval by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding Common Stock is, either in person or by proxy, present, no amendment shall be made (a) increasing or decreasing the number of shares approved for this Plan or (b) changing the class of employees eligible to receive Options under the Plan.

                  18. Merger, Reorganization, etc. In the event of a merger, reorganization, consolidation, or liquidation involving the Company, the Committee has discretion to provide that all outstanding obligations of the Company under the Plan will be assumed or equivalent rights substituted by the successor corporation, or the Committee may shorten the offering period and provide for all sums collected to be applied to purchase stock immediately prior to such merger or other transaction.

                  19. Insufficient Shares. In the event that the total number of shares of


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Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board of Directors or the Committee shall allot, in such manner as it may determine, the shares then available.

                  20. Termination of the Plan. This Plan may be terminated at any time by the Company's Board of Directors, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

                  21. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on the National Market and obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

                  The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

                  The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

                  23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

                  24. Effective Date and Approval of Shareholders. The Plan shall take effect on the first day of the Company's initial public offering (the "Effective Date") subject to closing of the offering and approval by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding Common Stock is, either in person or by proxy, present, which approval must occur within twelve months of the adoption of the Plan by the Board of Directors.


                                 AMENDMENT NO. 1
                                       TO
                            1993 STOCK PURCHASE PLAN
                                       OF
                                INSO CORPORATION


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         The 1993 Stock Purchase Plan (the "Plan") of Inso Corporation, formerly known as InfoSoft International, Inc. is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

         The first paragraph of the Plan shall be deleted in its entirety and replaced with the following:

         "The purpose of this Plan is to provide eligible employees of Inso Corporation (the "Company") with opportunities to purchase shares of the Company's common stock, $0.01 par value (the "Common Stock"). Four hundred and fifty thousand (450,000) shares of Common Stock in the aggregate have been approved for this purpose."

The third sentence of Section 3 of the Plan shall be deleted in its entirety and replaced with the following:

         "Offerings on or before January 1, 1999 shall begin on each January 1 or July 1, or the first business day thereafter, subsequent offerings shall begin on each June 1 or December 1, or the first business day thereafter."

         Except as aforesaid, the Plan shall remain in full force and effect.


                                              Adopted by the
                                              Board of Directors



                                              March 9, 1998